    As filed with the Securities and Exchange Commission on July 24, 1997
                                                  Registration No. 333-_________
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               ---------------

                                  FORM S-3
                      REGISTRATION STATEMENT UNDER THE
                           SECURITIES ACT OF 1933

                               ---------------

                             TCA CABLE TV, INC.
           (Exact name of registrant as specified in its charter)

           Texas                                           75-1798185
(State or other jurisdiction of          (I.R.S. employer identification number)
incorporation or organization)

                            3015 S.S.E. Loop 323
                             Tyler, Texas 75701
                               (903) 595-3701
  (Address including zip code, and telephone number, including area code of registrant's principal executive offices)

                               FRED R. NICHOLS
                    President and Chief Operating Officer
                            3015 S.S.E. Loop 323
                             Tyler, Texas 75701
                               (903) 595-3701
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                                 COPIES TO:

     James S. Ryan, III                                    John W. White
   Jackson & Walker, L.L.P.                           Cravath, Swaine & Moore
      901 Main Street                                     Worldwide Plaza
        Suite 6000                                        825 Eighth Avenue
     Dallas, Texas 75202                               New York, New York 10019

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      Calculation of Registration Fees

=======================================================================================================================
            Title of                                         Proposed Maximum        Proposed Maximum        Amount of
           Securities                  Amount to be         Offering Price Per      Aggregate Offering     Registration
        to be Registered                Registered           Debt Security(1)            Price (1)            Fee (2)
-----------------------------------------------------------------------------------------------------------------------
 Debt Securities(3)  . . . . .         $300,000,000                100%                $300,000,000           $90,910
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. The proposed maximum offering price per Debt Security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the Debt Securities hereunder.
(2) The registration fee has been calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(3) If any Debt Securities are issued at an original issue discount, then the amount to be registered shall be equal to the initial offering prices for such Debt Securities.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED JULY 24, 1997

PROSPECTUS

                               TCA CABLE TV, INC.

                                  $300,000,000

                                DEBT SECURITIES


         TCA Cable TV, Inc. ("TCA" or the "Company"), a Texas corporation, may offer and sell from time to time its debt securities (the "Debt Securities"), on terms to be determined at the time of sale, through dealers, underwriters or agents to be designated, or directly to other purchasers, at an aggregate initial offering price not exceeding $300,000,000. The Debt Securities may be offered as separate series with the same or various maturities. The specific designation, aggregate principal amount, denominations, maturity, premium, if any, terms for any sinking fund payments, the initial public offering price, the net proceeds to the Company and any other specific terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement").

         Unless otherwise specified in an accompanying Prospectus Supplement, the Debt Securities will be senior securities of the Company, ranking equally with all other unsubordinated and unsecured indebtedness of the Company.

         The specific terms of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement, including, where applicable, the specific designation, aggregate principal amount, currency, denomination, maturity (which may be fixed or extendible), priority, interest rate or rates (or manner of calculation thereof), if any, time of payment of interest, if any, terms for any redemption or repayment at the option of the Company or the holder or for any sinking fund payments, terms for any conversion or exchange (including the terms relating to the adjustment thereof), the initial public offering price and any other specific terms of such Debt Securities.

         The Prospectus Supplement will also contain information, where applicable, about certain United States Federal income tax considerations relating to, and any listing on a securities exchange of, the Debt Securities covered by the Prospectus Supplement.

         The Debt Securities may be issued only in registered form, including in the form of one or more global securities ("Global Securities"), unless otherwise set forth in the Prospectus Supplement.

                    _______________________________________


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    _______________________________________


         The Debt Securities may be offered directly, through agents designated from time to time or through dealers or underwriters. If any agents of the Company or any dealers or underwriters are involved in the offering of the Debt Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement. The net proceeds to the Company from such sale will also be set forth in the Prospectus Supplement.


                 The date of this Prospectus is _________, 1997.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; at the Commission's Chicago Regional office located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at the Commission's New York Regional office located at 7 World Trade Center, Room 1300, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Additionally, the Commission maintains a website (http://www.sec.gov) that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock is listed on the Nasdaq National Market System ("Nasdaq"). Reports, proxy statements and other information concerning the Company can be inspected at the offices of Nasdaq.

         The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") in connection with the offer and sale of the Debt Securities offered hereby under the Securities Act. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Debt Securities, reference is made to the Registration Statement and the exhibits thereto. Copies of the Registration Statement are available from the Commission. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

         The Company's principal executive offices are located at 3015 S.S.E. Loop 323, Tyler, Texas 75701 and its telephone number is (903) 595-3701.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

         (i) Annual Report of the Company on Form 10-K for the year ended October 31, 1996;

         (ii) Quarterly Report of the Company on Form 10-Q for the quarter ended January 31, 1997;

         (iii) Quarterly Report of the Company on Form 10-Q for the quarter ended April 30, 1997; and

         (iv)    Current Report on Form 8-K dated June 20, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Written or telephone requests for such documents should be directed to Karen L. Garrett, 3015 S.S.E. Loop 323, Tyler, Texas 75701, telephone: (903) 595-3701.

                                  THE COMPANY

         TCA Cable TV, Inc. is the sixteenth largest cable television system operator in the United States and presently owns or manages 64 cable television systems primarily in Texas, Louisiana and Arkansas. The Company also owns VPI Communications, Inc., the largest third party turnkey advertising insert provider for cable operators in the United States.

         The Company was organized as a Texas corporation in December 1981 to consolidate the ownership of four corporations which had been developing and operating cable systems since 1965, 1973, 1975 and 1976, respectively. The Company became publicly owned in 1982. The principal executive offices of the Company are located at 3015 S.S.E. Loop 323, Tyler, Texas 75701 and the telephone number is (903) 595-3701.


                                USE OF PROCEEDS

         Except as may otherwise be set forth in the Prospectus Supplement, the net proceeds from the sale of the Debt Securities may be used for general corporate purposes, including to repay outstanding indebtedness of the Company, and to fund potential future acquisitions or stock repurchases. Pending such application of the proceeds, the Company will invest the proceeds from the sale of the Debt Securities in certificates of deposit, United States government securities or certain other interest bearing securities.


                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the ratio of earnings to fixed charges for the Company and its subsidiaries for the periods indicated:


                                          Six Months                       Years Ended October 31,
                                            Ended                         -------------------------
                                        April 30, 1997          1996     1995      1994      1993     1992
                                        --------------          ----     ----      ----      ----     -----
 Ratio of Earnings to
 Fixed Charges(1): . . . . . . . . . .      3.80x               3.58x     4.74x     4.80x    4.01x     2.84x

---------------
(1) The ratio of earnings to fixed charges have been computed by dividing fixed charges into the sum of income before income taxes and the cummulative effect of a change in accounting principle with adjustments to appropriately reflect the Company's share of earnings and losses incurred by 50% owned affilates accounted for under the equity method and fixed charges. Fixed charges consist of interest on all indebtedness and the interest component of operating rents.

                           HOLDING COMPANY STRUCTURE

         The Company is a holding company and its assets consist primarily of investments in its subsidiaries and majority-owned partnerships. The Company's rights and the rights of its creditors, including holders of Debt Securities, to participate in the distribution of assets of any person in which the Company owns an equity interest (including any subsidiary and majority-owned partnerships) upon such person's liquidation or reorganization will be subject to prior claims of such person's creditors, including trade creditors, except to the extent that the Company may itself be a creditor with recognized claims against such person (in which case the claims of the Company would still be subject to the prior claims of any secured creditor or such person and of any holder of indebtedness of such person that is senior to that held by the Company). Accordingly, the holder of Debt Securities may be deemed to be effectively subordinated to such claims.


                        DESCRIPTION OF DEBT SECURITIES

GENERAL

         The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of any Debt Securities and the extent, if any, to which such general provisions will not apply to such Debt Securities will be described in the Prospectus Supplement relating to such Debt Securities.

         The Debt Securities will be issued from time to time in series under an Indenture to be entered into (the "Indenture"), between the Company and Texas Commerce Bank National Association, as Trustee (the "Trustee"). The statements set forth below are brief summaries of certain provisions contained in the Indenture, which summaries do not purport to be complete and are qualified in their entirety by reference to the Indenture, a copy of which is an exhibit to the Registration Statement of which this Prospectus is a part. Numerical references in parentheses below are to articles or sections of the Indenture. Wherever defined terms are used but not defined herein, such terms shall have the meanings assigned to them in the Indenture, it being intended that such referenced articles and sections of the Indenture and such defined terms shall be incorporated herein by reference.

         The Indenture does not limit the amount of Debt Securities which may be issued thereunder and Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. Any such limit applicable to a particular series will be specified in the Prospectus Supplement relating to that series.

         Reference is made to the Prospectus Supplement for the following terms of each series of Debt Securities in respect to which this Prospectus is being delivered: (i) the designation, date, aggregate principal amount, currency or currency unit of payment and authorized denominations of such Debt Securities;
(ii) initial public offering price or prices of the Debt Securities and any discounts or commissions paid to underwriters, dealers or agents in connection therewith; (iii) the date or dates on which such Debt Securities will mature (which may be fixed or extendible); (iv) the rate or rates (or manner of calculation thereof), if any, per annum at which such Debt Securities will bear interest; (v) the dates, if any, on which such interest will be payable; (vi) the terms of any mandatory or optional redemption (including any sinking, purchase or analogous fund) and any purchase at the option of holders (including any sinking, purchase or analogous fund) and any purchase at the option of holders; (vii) whether such Debt Securities are to be issued in the form of Global Securities and, if so, the identity of the Depository with respect to such Global Securities; and (viii) any other specific terms.

         Unless otherwise set forth in the Prospectus Supplement, interest on outstanding Debt Securities will be paid to holders of record on the date which is 15 days immediately prior to the date such interest is to be paid. Unless otherwise specified in the Prospectus Supplement, Debt Securities will be issued in fully registered form only and in denominations of $1,000 and integral multiples thereof. Unless otherwise specified in the Prospectus Supplement, the principal amount of the Debt Securities will be payable at the corporate trust office of the Trustee in New York, New York. The Debt Securities may be presented for transfer or exchange at such office unless otherwise specified in the Prospectus Supplement, subject to the limitations provided in the Indenture, without any service charge, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith. (Section 305)

RANKING

         Unless otherwise specified in a Prospectus Supplement for a particular series of Debt Securities, all series of Debt Securities will be senior indebtedness of the Company and will be direct, unsecured obligations of the Company, ranking on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Company is a holding company and the Debt Securities will be effectively subordinated to all existing and future liabilities, including indebtedness, of the Company's subsidiaries. See "Holding Company Structure."

COVENANTS

         LIMITATION ON SUBSIDIARY DEBT. The Company shall not permit any Subsidiary of the Company to Incur or suffer to exist any Debt or issue any Preferred Stock except: (i) Debt or Preferred Stock outstanding on the date of the original issuance of the Debt Securities after giving effect to the application of the proceeds from the Debt Securities; (ii) interest rate swap or similar agreements and foreign currency hedge, exchange or similar agreements designed to provide protection against fluctuations in interest rates and currency exchange rates, respectively, provided that such agreements are entered into in, or are incidental to, the ordinary course of business or are entered into in connection with the incurrence of Debt permitted hereunder;
(iii) Debt Incurred pursuant to industrial revenue or development bonds in an aggregate principal amount not to exceed $5 million at any one time outstanding; (iv) Debt Incurred or Incurrable in respect of trade letters of credit, bankers' acceptances, performance or return-of-money bonds or other obligations of a like nature Incurred in the ordinary course of business; (v) Debt or Preferred Stock issued to and held by the Company or a Wholly Owned Subsidiary of the Company, but only so long as held or owned by the Company or a Wholly Owned Subsidiary of the Company; (vi) Debt Incurred or Preferred Stock issued by a Person prior to the time (A) such Person became a Subsidiary of the Company, (B) such Person merges into or consolidates with a Subsidiary of the Company (provided that such Debt is not Guaranteed by the Company) or (C) another Subsidiary of the Company merges into or consolidates with such Person (in a transaction in which such Person becomes a Subsidiary of the Company), which Debt or Preferred Stock was not Incurred or issued in anticipation of such transaction (provided that such Debt is not Guaranteed by the Company);
(vii) Debt Incurred for the purpose of financing all or any part of the purchase price or the cost of construction of or improvements (or additions to improvements) to the property of the Company or any of its Subsidiaries in an aggregate principal amount not to exceed the fair market value of such property, construction or improvements (or additions to improvements); (viii) Debt or Preferred Stock that is exchanged for, or the proceeds of which are used to refinance or refund, any Debt or Preferred Stock permitted to be outstanding pursuant to clauses (i) through (vii) (or any extension or renewal thereof) (provided that such Debt is not Guaranteed by the Company) (A) in an aggregate principal amount not to exceed the principal amount of the Debt, in the case of Debt, or the liquidation preference of the Preferred Stock, in the case of Preferred Stock, so exchanged, refinanced or refunded and (B) provided that such Debt or Preferred Stock does not require the payment of all or a portion of the principal or liquidation value thereof (whether pursuant to purchase, redemption, defeasance, retirement, sinking fund payment, payment at stated maturity or otherwise, but excluding any payment or retirement required by virtue of acceleration of such Debt upon an event of default thereunder) prior to the scheduled maturity or maturities of the Debt or Preferred Stock being refinanced or refunded; and (ix) Debt not otherwise permitted to be Incurred pursuant to clauses (i) through (viii) above, which, together with any other outstanding Debt Incurred pursuant to this clause (ix), has an aggregate principal amount not in excess of the greater of $20 million or 10% of Consolidated Stockholders' Equity.

         LIMITATION ON LIENS. The Company shall not, and shall not permit any Subsidiary of the Company, to incur any Lien on property or assets of the Company or such Subsidiary to secure Debt without making, or causing such Subsidiary to make, effective provision for securing the Debt Securities (and, if required by its governing instruments, any other Debt of the Company or of such Subsidiary that is not subordinate to the Debt Securities) equally and ratably with such Debt as to such property for so long as such Debt will be so secured or, in the event such Debt is Debt of the Company which is subordinate in right of payment to the Debt Securities, prior to such Debt as to such property for so long as such Debt will be so secured.

         The foregoing restrictions will not apply to Liens existing at the date of the Indenture or to: (i) Liens on inventories and accounts receivable existing from time to time; (ii) Liens securing only the Debt Securities; (iii) Liens in favor of the Company; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or any Subsidiary of the Company merges into or consolidates with such Person and not securing Debt Incurred in anticipation of such transaction; (v) Liens on property existing at the time of acquisition thereof; (vi) Liens to secure Debt Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement (or additions to improvements) of the property subject to such Liens; (vii) Liens on property of the Company or any of its Subsidiaries in favor of the United States of America or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute; (viii) Liens granted to any bank or other institution on the payments to be made by such institution to the Company or a Subsidiary of the Company pursuant to any interest rate swap or similar agreement or foreign currency hedge, exchange or similar agreement designed to provide protection against fluctuations in interest rates and currency exchange rates, respectively, provided that such agreements are entered into in, or are incidental to, the ordinary course of business or are entered into in connection with Debt permitted by the provisions described under "Limitation on Subsidiary Debt" above, between the Company or such Subsidiary and such institution; (ix) Liens to secure industrial revenue or development bonds, not to exceed $5 million at any one time outstanding; (x) mechanics', workmen's, materialmen's or similar Liens arising in the ordinary course of business; (xi) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancing or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (i) to (x) so long as such Lien does not extend to any other property and the Debt so secured is not increased; (xii) Liens incurred in the ordinary course of business that are not material to the business or financial condition of the Company and its Subsidiaries taken as a whole and which do not secure Debt in an aggregate principal amount in excess of the greater of $20 million or 10% of Consolidated

Stockholders' Equity at any one time outstanding; and (xiii) any Liens securing Debt owed by the Company to one or more Wholly Owned Subsidiaries of the Company (but only if such Debt is held by such Wholly Owned Subsidiaries).

         LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any Subsidiary of the Company, to enter into any Sale and Leaseback Transaction (except for a period not exceeding three years) unless the Company or such Subsidiary would be entitled to incur a Lien to secure Debt by reason of the provisions described in clauses (i) through (xiii) of the second paragraph under the "Limitation on Liens" covenant in an amount equal to the Attributable Value of such Sale and Leaseback Transaction without equally and ratably securing the Debt Securities.

         LIMITATION ON MERGER, CONSOLIDATION AND CERTAIN SALES OF ASSETS. The Indenture provides that the Company will not merge or consolidate with or into, or convey, lease or transfer all or substantially all of its property to, any Person unless (a) the successor is organized and existing under the laws of the United States or any State or the District of Columbia, (b) the successor expressly assumes by supplemental indenture all of the Company's obligations under the Indenture and the Debt Securities issued under the Indenture on the same terms and conditions and (c) immediately after giving effect to such transaction, there is no default under the Indenture. In the event a successor corporation assumes the obligations of the Company, such successor corporation shall succeed to and be substituted for the Company under the Indenture and under the Debt Securities and all obligations of the Company shall terminate. (Article 8)

         Any additional covenants pertaining to a series of Debt Securities will be set forth in a Prospectus Supplement relating to such series of Debt Securities.

         LEVERAGED TRANSACTIONS AND CHANGES IN CONTROL. Other than the Limitation on Subsidiary Debt, Limitation on Liens and Limitation on Sale and Leaseback Transactions covenants described above, the Indenture and the Debt Securities do not contain any covenants or other provisions designed to afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company. The Indenture does not contain provisions requiring redemption of the Debt Securities by the Company, or adjustment to any terms of the Debt Securities, upon any change in control of the Company.

CERTAIN DEFINITIONS

         For purposes of the Indenture, the following terms have the meanings set forth below.

         "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capital Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

         "Business Day" means, with respect to any series of Securities, unless otherwise specified in a Board Resolution and an Officer's Certificate with respect to a particular series of Securities, each day which is not a Saturday, Sunday or other day on which banking institutions in the pertinent Place or Places of Payment or the city in which the Corporate Trust Office is located are authorized or required by law or executive order to be closed.

         "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease or other Debt arrangements prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, participation or other equivalents (however designated) of corporate stock of such Person.

         "Consolidated Stockholders' Equity" of any Person means the consolidated stockholders' equity of such Person and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less amounts attributable to Redeemable Stock of such Person.

         "Consolidated Subsidiaries" of any Person means all other Persons that would be accounted for as consolidated Persons in such Person's financial statements in accordance with GAAP.

         "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, Debt Securities or other similar instruments, including obligations incurred in connection with acquisition of property, assets or businesses (even though the rights and remedies of the seller in the event of a default are limited to repossession or sale of the property, assets or business), (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business (x) which are not overdue by more than 90 days or (y) which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a proper reserve or other appropriate provision, if any, as shall be required in accordance with GAAP shall have been made), (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) every payment obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, (viii) every obligation to pay rent or other similar amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise and such obligations secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured) by any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such obligation.

         "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect from time to time.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or advance or supply funds for the purchase or payment of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed" and "Guaranteeing" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit in the ordinary course of business.

         "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit agreement, security interest, lien, charge, easement (other than any title defect or easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion of counsel, who may (except as otherwise expressly provided in the Indenture) be an employee of or of counsel to the Company, which is delivered to the Trustee. Such counsel shall be acceptable to the Trustee, whose acceptance shall not be unreasonably withheld.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Redeemable Stock" of any Person means any equity security of such Person that by its terms or otherwise is required to be redeemed prior to the Stated Maturity of the Debt Securities or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Debt Securities.

         "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than one year after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other similar amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

         "Significant Subsidiary" means a subsidiary of any Person that is a "significant subsidiary" as defined in Regulation S-X, as promulgated by the Commission.

         "Stated Maturity" means when used with respect to any Security or any installment of principal thereof or interest thereon means the date specified in such Security as the fixed date on which the principal, such installment of principal or interest is due and payable.

         "Subsidiary" means, with respect to any Person, any corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person, and any partnership, association, joint venture or other entity in which such Person owns more than 50% of the equity interests or has the power (i) to elect a majority of the board of directors or other governing body or (ii) to direct the policies, management or affairs thereof.

         "Voting Stock," as applied to the stock of any corporation, means stock of any class or classes (however designated) having by the terms thereof ordinary voting power to elect a majority of the members of the board of directors (or other governing body) of such corporation other than stock having such power only by reason of the happening of a contingency.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

DEFEASANCE

         The Indenture provides that the Company, at its option, (a) will be Discharged from any and all obligations in respect of any series of Debt Securities (except in each case for certain obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or
(b) need not comply with the covenant described above under "Limitation on Merger, Consolidation and Certain Sales of Assets" and any other restrictive covenant described in a Prospectus Supplement relating to such series of Debt Securities, and certain Events of Default (other than those arising out of the failure to pay interest or principal on the Debt Securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of Debt Securities, in each case if the Company deposits with the applicable Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the Debt Securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series. To exercise any such option, the Company is required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that (i) the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for Federal income tax purposes and, in the case of a Discharge pursuant to clause (a), accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service and (ii) the creation of the defeasance trust will not violate the Investment Company Act of 1940. In addition, the Company is required to deliver to the Trustee an Officers' Certificate stating that such deposit was not made by the Company with the intent of preferring the holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others. (Article 4)

EVENTS OF DEFAULT, NOTICE AND WAIVER

         The Indenture provides that, if an Event of Default specified therein with respect to any series of Debt Securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the holders of 25% in aggregate principal amount of the outstanding Debt Securities of such series (or 25% in aggregate principal amount of all outstanding Debt Securities under the Indenture, in the case of certain Events of Default affecting all series of Debt Securities under the Indenture) may declare the principal of all the Debt Securities of such series to be due and payable. (Section 502)

         Events of Default in respect of any series are defined in the Indenture as being: (i) default for 30 days in payment of any interest installment with respect to such series; (ii) default in payment of principal of, or premium, if any, on, or any sinking fund or analogous payment with respect to, Debt Securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise; (iii) default for 30 days after notice to the Company by the Trustee thereunder or by holders of 25% in aggregate principal amount of the outstanding Debt Securities of such series in the performance of any covenant in such Indenture with respect to Debt Securities of such series; (iv) failure to pay when due, upon final maturity or upon acceleration, the principal amount of any indebtedness for money borrowed of the Company in excess of $5 million, if such indebtedness is not discharged, or such acceleration annulled, within 30 days after written notice; and (v) certain events of bankruptcy, insolvency and reorganization with respect to the Company or any Significant Subsidiary. (Section 501 and Form of the Senior Security)

         Any additions, deletions or other changes to the Events of Default which will be applicable to a series of Debt Securities will be described in the Prospectus Supplement relating to such series of Debt Securities.

         The Indenture provides that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of such series notice of all uncured and unwaived default known to it; provided that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the Debt Securities of such series, the Trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Debt Securities of such series. The term "default" for the purpose of this provision means the happening of any of the Events of Default specified above, except that any grace period or notice requirement is eliminated. (Section 602)

         The Indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified by the holders of the Debt Securities before proceeding to exercise any right or power under the Indenture at the request of holders of the Debt Securities. (Section 603)

         The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series. (Section 512)

         The Indenture includes a covenant that the Company will file annually with the Trustee a certificate of no default or specifying any default that exists. (Section 1004)

         In certain cases, the holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of such series waive any past default or Event of Default with respect to the Debt Securities of such series or compliance with certain provisions of the Indenture, except, among other things, a default not theretofore cured in payment of the principal of, premium, if any, or interest, if any, on any of the Debt Securities of such series. (Sections 513 and 1009)

MODIFICATION OF THE INDENTURE

         The Company and the Trustee may, without the consent of the holders of the Debt Securities, enter into indentures supplemental to the Indenture for, among others, one or more of the following purposes: (i) to evidence the succession of another Person to the Company, and the assumption by such successor of the Company's obligations under the Indenture and the Debt Securities of any series; (ii) to add covenants of the Company, or surrender any rights of the Company, for the benefit of the holders of Securities of any or all series; (iii) to cure any ambiguity, or correct any inconsistency in the Indenture; (iv) to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of Securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the Indenture; (v) to establish the form or terms of any series of Debt Securities; and (vi) to provide any additional Events of Default. (Section 901)

         The Indenture contains provisions permitting the Company and the Trustee thereunder, with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series to be affected, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of the Debt Securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected Debt Securities, among other things, change the fixed maturity of any Debt Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce the aforesaid percentage of Debt Securities of any series the consent of the holders of which is required for any such supplemental indenture. (Section 902)

BOOK-ENTRY SYSTEM

         The provisions set forth below in this section headed "Book-Entry System" will apply to the Debt Securities of any series if the Prospectus Supplement relating to such series so indicates.

         The Debt Securities of such series will be represented by one or more global securities (collectively, a "Global Security") registered in the name of a depositary (the "DTC") or a nominee of DTC identified in the Prospectus Supplement relating to such series. Except as set forth below, a Global Security may be transferred, in whole and not in part, only to DTC or another nominee of DTC.

         Upon the issuance of a Global Security, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with DTC or its nominee ("participants"). The accounts to be credited will be designated by the underwriters, dealers or agents. Ownership of beneficial interests in a Global Security will be limited to participants or Persons that may hold interests through participants. Ownership of interests in such Global Security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interest) and such participants (with respect to the owners of beneficial interests in such Global Security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer beneficial interests in a Global Security.

         So long as DTC, or its nominee, is the registered holder and owner of such Global Security, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the related Debt Securities for all purposes of such Debt Securities and for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered to be the owners or holders of any Debt Securities under the Indenture or such Global Security.

         Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder of Debt Securities under the Indenture or such action which DTC, as the holder of a Global Security, is entitled to take under the Indenture or such Global Security. The Indenture permits DTC to authorize participants, as its agents, to take any action which DTC, as the holder of a Global Security, is entitled to take under the Indenture or such Global Security. The Company understands that under existing industry practice, in the event the Company requests any action of holders of Debt Securities or an owner of a beneficial interest in a Global Security desires to take any action that DTC, as the holder of such Global Security is entitled to take, DTC would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         Payment of principal of and premium, if any, and interest, if any, on Debt Securities represented by a Global Security will be made to DTC or its nominee, as the case may be, as the registered owner and holder of such Global Security.

         Upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a Global Security, DTC will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security for any Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in such Global Security owning through such participants.

         Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

         Debt Securities represented by a Global Security are exchangeable for Debt Securities in definitive form of like tenor as such Global Security in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) DTC notifies the Company that it is unwilling or unable to continue as DTC for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, (ii) the Company in its discretion at any time determines not to have all of the Debt Securities represented by a Global Security and notifies the Trustee thereof, or (iii) an Event of Default has occurred and is continuing with respect to the Debt Securities. Any Debt Security that is exchangeable pursuant to the preceding sentence is exchangeable for Debt Securities issuable in authorized denominations and registered in such names as DTC shall direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security or Global Securities of the same aggregate denominations to be registered in the name of DTC or its nominee.

SAME-DAY SETTLEMENT AND PAYMENT

         Settlement by the purchasers of the Debt Securities will be made in immediately available funds. All payments by the Company to DTC of principal and interest will be made in immediately available funds.

         The Debt Securities will trade in DTC's Same-Day Funds Settlement System until maturity, and therefore DTC will require secondary trading activity in the Debt Securities to be settled in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Debt Securities.

REGARDING THE TRUSTEE

         Texas Commerce Bank National Association is the managing agent for and a lender under one of the Company's bank credit facilities, dated as of July 21, 1995, as amended, whereunder the Texas Commerce Bank National Association and eight other domestic banks have agreed to lend up to $200 million to the Company at any time and from time to time through June 30, 2002. Texas Commerce Bank National Association has received and will in the future receive fees and compensation in connection with those and other transactions.

GOVERNING LAW

         The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.


                              PLAN OF DISTRIBUTION

         The Company may sell the Debt Securities to or through underwriters, dealers or agents or directly to other purchasers. The Prospectus Supplement with respect to the Debt Securities offered thereby will describe the terms of the Offering of such Debt Securities and the method of distribution of the Debt Securities offered thereby and identify any firms acting as underwriters, dealers or agents in connection therewith.

         The Debt Securities may be distributed from time to time in one or more transactions at a fixed price or prices (which may be changed) or at prices determined as specified in the Prospectus Supplement. In connection with the sale of the Debt Securities underwriters, dealers or agents may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers for whom they may act as agent. Certain of the underwriters, dealers or agents who participate in the distribution of the Debt Securities may engage in other transactions with, and perform other services for, the Company in the ordinary course of business.

         Any underwriting compensation paid by the Company to underwriters or agents in connection with the Offering of the Debt Securities, and any discounts, concessions or commissions allowed by underwriters to dealers, are set forth in the Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on the resale of the Debt Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against, and contribution toward, certain civil liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

         The validity of the issuance of certain of the Debt Securities offered by the Company hereby will be passed upon for the Company by Jackson & Walker, L.L.P., Dallas, Texas. Certain legal matters in connection with the issuance of certain of the Debt Securities will be passed upon for the Underwriters by Cravath, Swaine & Moore, New York, New York.


                                    EXPERTS

         The consolidated balance sheets as of October 31, 1996 and 1995 and the consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended October 31, 1996, appearing in the Company's Annual Report on Form 10-K, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report, which includes an explanatory paragraph describing the change in the method of accounting for income taxes in 1994, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


         The estimated expenses* to be incurred in connection with the issuance and distribution of the securities covered by this Registration Statement, other than underwriting discounts and commissions are as follows:

SEC Registration Fee  . . . . . . . . . . . . . . . . . . .     $ 90,910
Rating Agencies' fees . . . . . . . . . . . . . . . . . . .      200,000
Trustee's Fees  . . . . . . . . . . . . . . . . . . . . . .        7,500
Printing Expenses . . . . . . . . . . . . . . . . . . . . .       50,000
Accounting Fees and Expenses  . . . . . . . . . . . . . . .       50,000
Legal Fees and Expenses . . . . . . . . . . . . . . . . . .       60,000
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . .        5,000
                                                               ---------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 463,410
                                                               =========

---------------
*        All items are estimates except SEC fees.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Texas corporation and the Texas Business Corporation Act ("TBCA") empowers a corporation organized thereunder to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers.

         Reference is made to Article IX and Article VII, Section 8 of the Company's Articles of Incorporation and Bylaws, respectively, which provide for indemnification of officers and directors except as to certain circumstances and except as provided by applicable law.

         Additionally, Article XIII of the Company's Articles of Incorporation limits the liability of directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the TBCA. The effect of such
Article XIII (based on the TBCA as of the date of this Prospectus) is that the directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a transaction from which a director received an improper benefit whether or not the benefit resulted from an action taken within the scope of the director's office, or
(iv) for an act related to an unlawful stock repurchase or payment of a dividend.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The Company also carries directors' and officers' liability insurance.

ITEM 16. EXHIBITS.

         The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.


 Exhibit
 Number          Description of Exhibit
--------         ----------------------
1                Form of Underwriting Agreement.*

4(a)             Form of Indenture between the Registrant and Texas Commerce
                 Bank National Association, as trustee.*

4(b)             Form of Debt Security (included in Exhibit 4(a)).*

5                Opinion of Jackson & Walker, L.L.P.*

12               Statement regarding computations of ratios.*

23(a)            Consent of Coopers & Lybrand L.L.P.*

23(b) Consent of Jackson & Walker, L.L.P. (included in its opinion filed as Exhibit 5 to this Registration Statement)*

24               Power of Attorney (appearing on page II-4 of this Registration
                 Statement).*

25               Statement of eligibility of trustee.*



---------------
*        Filed herewith.

ITEM 17. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by section
                 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events
                 arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                          (iii) To include any material information with
                 respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

         (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (e) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (f) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offers therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tyler, State of Texas on the 24th day of July 1997.

                                      TCA CABLE TV, INC.



                                      By: /s/ Jimmie F. Taylor
                                         --------------------------------------
                                          Jimmie F. Taylor,
                                          Vice President, Chief Financial
                                          Officer and Treasurer
                                          (Principal Accounting and Financial
                                          Officer)


                               POWER OF ATTORNEY

         Each person whose signature appears below authorizes Robert M. Rogers, Fred R. Nichols and Jimmie F. Taylor, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                                          Date
---------                           -----                                          ----

/s/ Robert M. Rogers                Chairman of the Board, Chief                   July 24, 1997
-------------------------           Executive Officer and Director
Robert M. Rogers                    (Principal Executive Officer)

                                                                                   July 24, 1997
/s/ Fred R. Nichols                 President, Chief Operating
-------------------------           Officer and Director
Fred R. Nichols


/s/ Jimmie F. Taylor                Vice President, Chief Financial Officer        July 24, 1997
-------------------------           and Treasurer
Jimmie F. Taylor                    (Principal Accounting and Financial
                                    Officer)



/s/ Fred W. Smith                   Director                                       July 24, 1997
-------------------------
Fred W. Smith


/s/ Wayne J. McKinney               Director                                       July 24, 1997
-------------------------
Wayne J. McKinney


/s/ Ben R. Fisch, M.D.              Director                                       July 24, 1997
-------------------------
Ben R. Fisch, M.D.


/s/ Kenneth S. Gunter               Director                                       July 24, 1997
-------------------------
Kenneth S. Gunter


/s/ Randall K. Rogers               Director                                       July 24, 1997
-------------------------
Randall K. Rogers


/s/ A. W. Riter Jr.                 Director                                       July 24, 1997
-------------------------
A. W. Riter, Jr.


/s/ James F. Ackerman               Director                                       July 24, 1997
-------------------------
James F. Ackerman

                                 EXHIBIT INDEX


 Exhibit
 Number          Description of Exhibit
--------         ----------------------
1                Form of Underwriting Agreement.*

4(a)             Form of Indenture between the Registrant and Texas Commerce
                 Bank National Association, as trustee.*

4(b)             Form of Debt Security (included in Exhibit 4(a)).*

5                Opinion of Jackson & Walker, L.L.P.*

12               Statement regarding computations of ratios.*

23(a)            Consent of Coopers & Lybrand L.L.P.*

23(b) Consent of Jackson & Walker, L.L.P. (included in its opinion filed as Exhibit 5 to this Registration Statement)*

24               Power of Attorney (appearing on page II-4 of this Registration
                 Statement).*

25               Statement of eligibility of trustee.*



---------------
*        Filed herewith.